Exhibit 99.1



PRESS RELEASE

                           UNION DENTAL HOLDINGS, INC.
                               OTC BB SYMBOL: UDHI

FOR IMMEDIATE RELEASE                       MEDIA CONTACT:    Susan Englert
(561) 651-4146

UNION DENTAL HOLDINGS announces:  INCREASED  REVENUES AND PROFITS FOR THE SECOND
                                  QUARTER

Coral Springs, Florida, / August 17, 2005 / Union Dental Holdings, Inc. (OTC BB:
UDHI) announced today with the filing of their 10-QSB to the Securities and Exchange Commission the financial results for the quarter ending June 30, 2005. In the Consolidated Statement of earnings for the three months ending June 30, 2005, the Company reported income of $ 59,856 on revenues of $ 610,924. The Company also announced in the Consolidated Statement of earnings for the six months ending June 30, 2005 income of $ 148,416 on revenues of $ 1,124,561.

Dr. George D. Green, President and C.E.O. commented: "I am extremely pleased with the second quarter results. We are experiencing a growth from the asset acquisition of Dental Visions which gave us an additional facility to better service and expand our on-going dental practice with CWA patients. We also have added new dentists in areas where we have expanded the Dental Network and we anticipate annualized revenues to continue to increase."

UDC has been providing a Dental Network for the Communications Workers of America (CWA) Local Unions in Florida since UDC's inception and has expanded the concept and Dental Network throughout District 3 which along with Florida includes Alabama, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee as well as throughout southern United States into California.

The Communications Workers of America union members represent workers who are employed by BellSouth (NYSE:BLS); Qwest (NYSE:Q); AT&T (NYSE:T); Lucent (NYSE:LU); General Electric NYSE:GE); Verizon (NYSE:VZ); SBC Communications (NYSE:SBC), Avaya (NYSE:AV) and many other varied occupational fields such as public maintenance, food service, flight attendants and law enforcement.



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About Union Dental Holdings, Inc., Direct Dental Services, Inc. and Union Dental
Corp. - Direct Dental Services and Union Dental Corp. provide dentists with "areas of exclusivity" to participate with various unions including the Communications Workers of America ("CWA") and International Brotherhood of
Electrical Workers (IBEW) Dental Networks. Union Dental Corp. receives annual management fees from the dentists in exchange for practicing in these "areas of exclusivity" where CWA and IBEW members use the dentists' services. DDS/UDC has contracts with CWA & IBEW Local Unions to provide a dental network utilizing the members existing insurance policy. The dentists in the Dental Network provide services in the areas for union members, as well as existing patients in exchange for an annual management fee. The network of dentists accepts payment from union insurance plans for services rendered as payment in full, with certain procedures requiring a small out-of-pocket co-payment from the union member  patient.  In  addition,  Union  Dental  Corp.  acquired the assets of an
existing  dental  practice   (excluding  the  patient  list)  and   successfully
integrated those assets into its existing practice which has been servicing patients for17 years in Coral Springs, Florida. UDC and DDS are wholly owned subsidiaries of Union Dental Holdings, Inc.

Website: www.uniondental.com

For Investor Relations information, please call: 1-800-288-7499 or e-mail: info@dpmartin.com.

"Safe-Harbor" Statement:
     Under the Private Securities Litigation Reform Act of 1995. This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans;
(ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.


SOURCE: Union Dental Holdings, Inc.



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